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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Belden & Blake Corporation Stock Option Plan and Non-Employee Director Stock Option Plan of our report dated March 7, 1995, with respect ot the consolidated financial statements of Belden & Blake Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1994 filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP



Cleveland, Ohio
September 15, 1995